Exhibit 99.1

Equinix Completes Acquisition of Bare Metal Leader Packet

Acquisition Accelerates Equinix Strategy to Enable Enterprises to Seamlessly Deploy Hybrid Multicloud Infrastructures

REDWOOD CITY, Calif., March 3, 2020 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced it has completed the acquisition of Packet, a leading bare metal automation platform. The transaction, announced on January 14, 2020, accelerates Equinix's strategy to help enterprises seamlessly deploy hybrid multicloud architectures.

As a part of the $335 million transaction, the combined company will operate the existing Packet business as "Packet, an Equinix company," while developing new solutions for enterprise customers that combine Packet's leading bare metal automation technology with the rich ecosystems, global reach and interconnection fabric of Platform Equinix®. Zachary Smith, former CEO of Packet, will serve as managing director of the bare metal business.

By leveraging Packet's innovative and developer-oriented bare metal service offering to accelerate its organic bare metal solution development, Equinix aims to create advanced solutions for enterprises to rapidly deploy digital infrastructure at global scale with differentiated performance and robust integration to the public cloud. Businesses will be able to deploy advanced IT infrastructures via the physical or virtual consumption model of their choice, enabling them to more easily reach everywhere, interconnect everyone and integrate everything that matters to their business.

Highlights/Key Facts

  As enterprises today embrace digital transformation and adopt hybrid multicloud and edge architectures as the modern digital infrastructure of choice, the most forward-thinking organizations are increasingly recognizing the need for speed, agility, control and flexibility when managing their hybrid multicloud workloads.
  Bare metal is a new category of digital infrastructure, enabling businesses to deploy workloads  on secure, single-tenant hardware, distributed geographically for proximity and performance.  Focused on hardware-only automation, bare metal allows companies to select and deploy their own choice of operating system or virtualization software in hybrid multicloud environments. A proven leader in bare metal automation, Packet's proprietary technology automates physical servers and networks without the use of virtualization or multitenancy.
  Bare Metal as a Service allows companies to rapidly deploy physical infrastructure at the edge. With a combined Equinix and Packet solution, enterprises and service providers can gain the agility and flexibility they need to build and deploy low-latency services at the edge either through their choice of owned physical deployments, or by utilizing the combined offering, which leverages as-a-service consumption to reduce CAPEX and resource requirements.
  For Equinix's cloud partners, an Equinix bare metal offering will also help accelerate global hybrid cloud deployments and increase enterprise consumption of their cloud services by reducing the time to market for deployments and enabling new use cases that require both public cloud and private infrastructure.

Quotes

  Ivo Rook, SVP of IoT at Sprint
  "Equinix and Packet together create a unique infrastructure to execute our vision for Curiosity: A scalable IoT platform for business that is not only secure but also developer-friendly, partner-driven, globally available and interconnected to everything. We believe this formula is the only way to succeed in a software-driven world, and we're excited to continue our expansion with both Equinix and Packet."
  Eric Hanselman, Chief Analyst, 451 Research
  "As businesses around the world continue to digitally transform in order to gain competitive advantage, we've seen a rise in adoption for hybrid multicloud architectures as the infrastructure model of choice. A mix of on-premises, private cloud and multiple public clouds into one seamless, global infrastructure is essential for optimizing different applications and workloads on a global scale. Bare metal automation simplifies the hardware ownership requirements for private cloud deployments, and allows companies to select and deploy their own choice of operating system or virtualization software that best fits within their unique hybrid multicloud environments."
  Zachary Smith, Managing Director of Bare Metal, Equinix
  "We started Packet to help make infrastructure a competitive advantage for the leading companies of the world. As part of Equinix, we're excited to take the next step on our journey and accelerate that vision globally. In my new role, I look forward to leading our combined bare metal efforts and leveraging the unique strengths of both Packet and Equinix to help digital businesses seamlessly deploy on Platform Equinix."
  Sara Baack, Chief Product Officer, Equinix
  "The Packet acquisition represents a bold move to accelerate our strategy for helping enterprises quickly and seamlessly deploy hybrid multicloud architectures on Platform Equinix. By combining Packet's innovative and agile bare metal automation technology with our dynamic data center and interconnection platform, we can offer our customers an alternate, agile way to deploy and consume private digital infrastructure. This approach will make it easier for our customers to extract greater value from our rich ecosystems, superior global reach and the interconnection platform."

Additional Resources

  Equinix Chief Product Officer Sara Baack Discusses Packet Bare Metal Acquisition [blog]
  Equinix to Acquire Bare Metal Leader Packet [press release]
  Learn more about Platform Equinix [website]
  Learn more about Packet [website]
  Global Interconnection Index Vol. 3 – [report]
  Gartner – Exploring the Edge: 12 Frontiers of Edge Computing – [analyst report]

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. www.equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of Packet and the expected benefits from the acquisition. When used in this document, the words "anticipates," "can," "will," "look forward to," "expected," and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Factors that might cause such differences include, but are not limited to, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including Packet; the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix products and solutions; a failure to receive significant revenue from customers in recently built out or acquired data centers or companies, including Packet; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Equinix Media Contact (Global), David Fonkalsrud, +1 (650) 598-6240, dfonkaslrud@equinix.com, or Investor Relations Contacts, Katrina Rymill, 650-598-6583
krymill@equinix.com, or Chip Newcom, +1 650-598-6262, cnewcom@equinix.com